Exhibit 99.12

Pearlsnap Midstream, LLC

Condensed Financial Statements

March 31, 2023 and 2022

Pearlsnap Midstream, LLC

Index

March 31, 2023 and 2022

Page(s)
Condensed Financial Statements

Balance Sheets	3

Statements of Operations	4

Statements of Changes in Members’ Equity	5

Statements of Cash Flows	6

Notes to Condensed Financial Statements	7–9

Pearlsnap Midstream, LLC

Condensed Balance Sheets

March 31, 2023 and December 31, 2022

(in thousands of dollars)	March 31, 2023	December 31, 2022
Assets
Current assets
Cash	$901	$342
Accounts receivable	1,223	1,430
Related party receivable	5,780	45
Prepaids	8	30

Total current assets	7,912	1,847

Fixed Assets
Land	3,526	3,526
Construction in progress	4,232	3,757
Property, plant and equipment	37,814	38,039
Less: Accumulated depreciation	(3,883)	(3,584)

Property, plant and equipment, net	38,163	38,212

Total assets	$49,601	$43,585

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$844	$1,169
Related party payable	3,598	3,000
Accrued expenses	1,352	1,194
Income taxes payable	7	7

Total current liabilities	5,801	5,370
Asset retirement obligation	429	420
Deferred state income taxes	354	298

Total liabilities	6,584	6,088
Commitments and contingencies (Note 6)
Members’ equity	43,017	37,497

Total liabilities and members’ equity	$49,601	$43,585

The accompanying notes are an integral part of these condensed financial statements.

Pearlsnap Midstream, LLC

Condensed Statements of Operations

Three Months Ended March 31, 2023 and 2022

	Three Months Ended
(in thousands of dollars)	March 31,
	2023	2022
Revenues
Produced water handling	$351	$92
Produced water handling—related parties	4,690	1,485
Water solutions	—	188
Water solutions—related parties	2,916	1,885
Other	206	—

Total revenues	8,163	3,650

Operating expenses
Direct operating costs	1,720	2,192
Depreciation	300	301
Accretion of asset retirement obligations	9	8
General and administrative	558	233

Total operating expenses	2,587	2,734

Net income before income tax	5,576	916
Deferred income tax expense	56	100

Net income	$5,520	$816

The accompanying notes are an integral part of these condensed financial statements.

Pearlsnap Midstream, LLC

Condensed Statement of Changes in Members’ Equity

Three Months Ended March 31, 2023 and 2022

	Three Months Ended
	March 31,
(in thousands of dollars)	2023	2022
Members’ Equity, beginning of period	$37,497	$37,167

Capital contributions	—	7,460
Net income	5,520	816

Members’ Equity, end of period	$43,017	$45,443

The accompanying notes are an integral part of these condensed financial statements.

Pearlsnap Midstream, LLC

Condensed Statements of Cash Flows

Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,
(in thousands of dollars)	2023	2022
Cash flows from operating activities
Net income	$5,520	$816
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	300	301
Accretion of asset retirement obligations	9	8
Change in assets and liabilities
Accounts receivable	207	2
Related party receivable	(5,735)	(3,450)
Prepaid expenses	22	—
Accounts payable	18	(256)
Related party payable	598	756
Accrued expenses	341	(323)
Deferred income tax	56	100

Net cash used in operating activities	1,336	(2,046)

Cash flows from investing activities
Property, plant and equipment expenditures	(777)	(4,954)

Net cash used in investing activities	(777)	(4,954)

Cash flows from financing activities
Proceeds received from capital contributions	—	7,460

Net cash provided by financing activities	—	7,460

Net decrease in cash and cash equivalents	559	460
Cash and cash equivalents
Beginning of period	342	72

End of period	$901	$532

Supplemental disclosure of non-cash transactions:
Change in accrued capital expenditures	$(526)	$(12)

The accompanying notes are an integral part of these condensed financial statements.

Pearlsnap Midstream, LLC

Notes to Condensed Financial Statements

March 31, 2023 and 2022

1.	Organization and Operations of the Company

Pearlsnap Midstream, LLC was organized as a Texas limited liability company (“LLC”) on April 4, 2018, to operate as a midstream services business providing fresh water sourcing and produced water disposal services for PetroLegacy Energy II, LLC (“PetroLegacy”) as well as third-party operators.

Pearlsnap is a wholly-owned subsidiary of PetroLegacy II Holdings, LLC, a company formed with an equity investment from Encap Investments and Management.

All references to “we”, “our”, “us”, “Pearlsnap” and the “Company” refer to Pearlsnap Midstream, LLC.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Pearlsnap Midstream, LLC.

Property, Plant and Equipment

Property, plant and equipment consist of saltwater disposal wells, pipeline, construction in progress, land, water wells, and other equipment. For the three months ended March 31, 2023 and 2022, the Company recorded depreciation expense on property, plant and equipment of $0.3 million and $0.3 million, respectively.

Commitments and Contingencies

Liabilities for loss contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment and or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Accounts Receivable

Receivables consist of trade receivables recorded at the invoice amount, plus accrued revenue that is earned, but not yet billed. Accounts receivable from third-parties are generally due within 60 days or less. The majority of receivables relate to services provided to PetroLegacy, another wholly- owned subsidiary of PetroLegacy II Holdings, LLC. The Company did not record any allowance for doubtful accounts as of March 31, 2023 nor as of December 31, 2022.

Recently Issued Accounting Standards

To be Adopted in a Future Period

In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Instruments.” This ASU, along with subsequent related updates and amendments, replaces the current incurred loss model for measurement of credit losses on financial assets including trade receivables with a forward-looking expected loss model based on historical experience, current conditions, and reasonable and supportable forecasts. The ASU is effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within those years. During their October 2019 board meeting the FASB delayed the effective date for private entities with fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. We are evaluating the impact of the adoption of this guidance on our condensed financial statements.

Pearlsnap Midstream, LLC

Notes to Condensed Financial Statements

March 31, 2023 and 2022

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes.” This update is intended to simplify the accounting for income taxes by removing certain exceptions and by clarifying and amending existing guidance. This update is effective for private entities with fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. We are evaluating the impact of the adoption of this guidance on our condensed financial statements.

The Company considers the applicability and impact of all ASUs. ASUs not listed above were assessed and determined to be either not applicable or clarifications of ASUs previously disclosed.

3.	Related Parties

The majority of the Company’s revenue is earned through service to a related party, PetroLegacy. Pearlsnap gathers produced water for the majority of PetroLegacy’s operated assets and provides freshwater and recycled water for PetroLegacy II, LLC’s completion activities. Rates associated with these activities are considered to be at market rates. For the three months ending March 31, 2023 and 2022, water gathering revenue incurred with PetroLegacy totaled $4.7 million and $1.5 million respectively. For the same periods, fresh and recycled water sold to PetroLegacy totaled $2.9 million and $1.9 million. Revenues owed by PetroLegacy are periodically settled throughout the year through cash and non-cash transactions. As of March 31, 2023, PetroLegacy owed Pearlsnap Midstream $5.7 million, represented in related party receivable on the balance sheets. As of December 31, 2022, all receivables from PetroLegacy had been settled.

In addition, the employees of PetroLegacy provide support services to the Company. The cost of these services is allocated to the Company under the terms of a master service agreement. For the three months ended March 31, 2023 and 2022, the Company incurred $460 thousand and $168 thousand, respectively, under this agreement reported as General and Administrative Expense on the statements of operations. The remainder of the balance relates to certain expenses paid by PetroLegacy, but services are shared with Pearlsnap Midstream. As of March 31, 2023 and as of December 31, 2022, Pearlsnap Midstream, LLC owed PetroLegacy $3.5 million and $2.9 million, respectively, represented in related party payable on the balance sheets.

4.	Property, Plant and Equipment

Property, plant and equipment (“PP&E”) is stated at cost, less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful service life of the asset.

Pearlsnap Midstream, LLC

Notes to Condensed Financial Statements

March 31, 2023 and 2022

PP&E consists of the following:

	As of March 31, 2023	As of December 31, 2022
Construction in progress	$4,232	$3,757
Saltwater disposal wells	11,166	11,167
Pipelines	12,602	12,823
Freshwater pits and wells	5,716	5,718
Produced water pits	8,330	8,331

	42,046	41,796
Less: Accumulated depreciation	(3,883)	(3,584)

Total property, plant and equipment, net	$38,163	$38,212

Property, Plant and Equipment cash expenditures were $0.8 million and $4.6 million for the three months ended March 31, 2023 and 2022, respectively.

Accrued PP&E totaled $0.6 million as of March 31, 2023 and $2.3 million as of March 31, 2022.

5.	Members’ Equity

Upon the formation of Pearlsnap Midstream, LLC in 2018, $3.5 million was contributed by PetroLegacy II Holdings, LLC to the Company. The Company continues to receive contributions to fund capital expenditures in excess of revenues. During the three months ended March 31, 2022, the Company received net capital contributions of $7.5 million. There were no capital contributions to Pearlsnap during the three months ended March 31, 2023.

6.	Commitments and Contingencies

Litigation

From time to time, the Company may be involved in legal proceedings and claims that arise in the ordinary course of business. The Company believes that the final disposition of such current matters will not have a material adverse effect on its financial position, results of operations, or liquidity.

7.	Subsequent Events

The Company performed a review of events subsequent to March 31, 2023 through May 8, 2023, the date the condensed financial statements were available to be issued.

Divestiture

In April 2023, PetroLegacy II Holdings, LLC entered into a definitive purchase agreement to divest all of the Company’s assets to Ovintiv Inc. (“Ovintiv”) selling 100% of all equity interests in Pearlsnap Midstream, LLC. The effective date of the sale is January 1, 2023. The transaction, which is expected to close by the end of the second quarter, is subject to the satisfaction of customary closing conditions and customary closing adjustments.